                                                                     EXHIBIT 5.1



                    [GOODMAN PHILLIPS & VINEBERG LETTERHEAD]



November 22, 2000



GT Group Telecom Inc.


20 Bay Street


7th Floor


Toronto, Ontario


M5J 2N8



                             GT GROUP TELECOM INC.



       REGISTRATION OF WARRANTS AND UNDERLYING CLASS B NON-VOTING SHARES



Dear Sirs/Mesdames:



     We have acted as Canadian counsel to GT Group Telecom Inc. (the "CORPORATION") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Corporation's Registration Statement on Form F-1 (the "REGISTRATION STATEMENT") pursuant to a registration rights agreement dated February 1, 2000 (the "REGISTRATION RIGHTS AGREEMENT") among the Corporation and Goldman, Sachs & Co., CIBC World Markets Corp., Credit Suisse First Boston Corporation, RBC Dominion Securities Corporation, Scotia Capital Markets (USA) Inc. and TD Securities (USA) Inc. (collectively, the "UNDERWRITERS").



     The securities of the Corporation to be qualified under the Registration Statement consist of 855,000 Warrants (the "WARRANTS") and 4,198,563 Class B Non-Voting Shares underlying such Warrants (the "CLASS B NON-VOTING SHARES", collectively with the Warrants, the "SECURITIES"), as set forth in the prospectus forming a part of the Registration Statement (the "PROSPECTUS"). The Warrants were issued and sold on February 1, 2000 by the Corporation pursuant to a purchase agreement dated January 27, 2000 (the "UNDERWRITING AGREEMENT") between the Corporation and the Underwriters. The Class B Non-Voting Shares are to be issued under a warrant agreement dated February 1, 2000 (the "WARRANT AGREEMENT") between the Corporation and The Chase Manhattan Bank.



     The Registration Rights Agreement, the Underwriting Agreement and the Warrant Agreement are referred to collectively herein as the "TRANSACTION AGREEMENTS". For the purposes of the opinions expressed in this letter, the Transaction Agreements expressed to be governed by the laws of the state of New York ("NEW YORK LAW") are referred to, collectively, as "NEW YORK LAW DOCUMENTS" and individually as a "NEW YORK LAW DOCUMENT".



DOCUMENTS REVIEWED



     For the purposes of the opinions expressed herein, we have examined executed copies of each of the Transaction Agreements. We have also examined (i) a copy of resolutions of the directors of the Corporation dated February 1, 2000, certified true and correct as of November 22, 2000; (ii) a specimen of the global certificates dated February 1, 2000 representing the Warrants to be resold by the Underwriters to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and the Warrants to be resold by the Underwriters outside the United States in reliance upon

Regulation S under the Securities Act, certified true and correct as of November 22, 2000; and (iii) such other documents as we have considered necessary or appropriate.



     As to the various questions of fact material to the opinions expressed herein, we have relied solely, without independent verification, upon a certificate of the Senior Vice President, General Counsel and Corporate Secretary of the Corporation dated November 22, 2000 (the "OFFICER'S CERTIFICATE"), a copy of which has been delivered to you. We have assumed that the Officer's Certificate is accurate, complete and genuine.



ASSUMPTIONS AND QUALIFICATIONS



     We are solicitors qualified to practice law only in the Province of British Columbia. For the purpose of our opinions as to matters of Ontario law, the opinions numbered 1, 3, 4, 5, we have relied on the opinion of Goodman Phillips & Vineberg (Toronto), a copy of which is attached and also addressed to the addressees of this opinion. Accordingly, our opinions in this opinion letter are limited to (i) the laws of the Province of Ontario and the federal laws of Canada applicable therein ("ONTARIO LAW") and (ii) the laws of the Province of British Columbia, and the federal laws of Canada applicable therein ("BRITISH COLUMBIA LAW"), all as in effect on the date hereof (collectively, "APPLICABLE LAW"). We express no opinions concerning any laws, or matters governed by any laws, other than Applicable Laws.



     The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressees or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.



     We have assumed that each of the Transaction Agreements has been duly authorized, executed and delivered by all parties thereto, other than the Corporation, and that each of the parties, other than the Corporation, has the corporate power and authority to execute and perform its obligations under such agreements to which it is a party. We have assumed that each of the Transaction Agreements constitutes legal, valid and binding obligation of all parties thereto, other than the Corporation, and is enforceable against all such other parties in accordance with its terms.



     We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies.



     For purposes of our opinion numbered 1, we have assumed that the issuance and execution of the Warrants are in compliance with the Transaction Agreements.



OPINIONS



     Based and relying on the foregoing, and subject to the assumptions and qualifications expressed above, we are of the opinion that:



     1. To the extent execution and delivery are governed by Ontario Law, the Warrants have been duly authorized, executed, issued and delivered by the Corporation.



     2. The Class B Non-Voting Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by the Corporation and, when issued and delivered in accordance with the provisions of the Warrant Agreement, will be issued and outstanding as fully paid and non-assessable shares of the Corporation.



     3. A court of competent jurisdiction in Ontario or a Canadian federal court of competent jurisdiction in Ontario (collectively, an "ONTARIO COURT") would recognize the choice of New York Law as a valid choice of law governing the New York Law Documents, provided that such choice of law is:

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        (a)  legal under New York Law and bona fide, in the sense that it was not made with a view to avoiding the law of any other jurisdiction; and



        (b) not contrary to public policy, as that term is understood and applied under Ontario Law.



     4. In an Ontario action to enforce a New York Law Document, an Ontario Court would, subject to the preceding opinion with respect to the choice of law and limited to the extent specifically pleaded and proved as a fact by expert evidence, recognize and apply New York Law to all issues which, under conflict of laws rules in effect in the Province of Ontario, are to be determined in accordance with the proper or governing law of the New York Law Document, except that in any such action, the Ontario Court will or will likely:



        (a) apply those applicable laws which such Court characterizes as procedural;



        (b) not apply those New York Laws which the Court characterizes as procedural, revenue, expropriatory, penal or other similar laws; and



        (c) not apply those New York Laws which the Court characterizes as inconsistent with public policy, as that term is understood and applied under Ontario Law.



        An Ontario Court may reserve to itself an inherent power to decline to hear an action on a New York Law Document if (i) it considers that it would be contrary to public policy for it to do so, (ii) the Province of Ontario or such Court is not the proper forum or court to hear that action, or (iii) concurrent proceedings with respect to such New York Law Document have been commenced or are being maintained elsewhere.



     5. Ontario Law would permit an action to be brought in an Ontario Court on any final and conclusive judgement in personam against the Corporation with respect to a New York Law Document rendered by a New York court of competent jurisdiction, provided that:



        (a) such judgement was for a sum certain and was not impeachable as void or voidable under New York Law;



        (b) the New York court rendering such judgement had jurisdiction over the Corporation, as recognized by the Ontario Court;



        (c) such judgement was not obtained by fraud or in a manner contrary to natural justice, the enforcement thereof would not be inconsistent with public policy as that term is understood and applied under Ontario Law, and such judgement was not contrary to any order made under the Foreign Extraterritorial Measures Act (Canada);



        (d) the enforcement of such judgement does not constitute, directly or indirectly, the enforcement of a foreign revenue, expropriatory, penal or other similar law;



        (e) the judgement has not been satisfied and is otherwise a subsisting judgement, and no new admissible evidence relevant to the action is discovered prior to the consideration of such judgement by the Ontario Court; and



        (f) the action in Ontario complies with Ontario Law in respect of limitations of actions.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as it may be amended from time to time) and to the reference to our firm name under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus (as it may be amended from time to time), without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement (as it may be amended from time to time), including this exhibit.

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     This opinion may be delivered to Shearman & Sterling which may rely on this opinion to the same extent as if such opinion were addressed to it.



                                          Very truly yours,



                                          /s/ Goodman Phillips & Vineberg

                    [GOODMAN PHILLIPS & VINEBERG LETTERHEAD]



November 22, 2000



Goodman Phillips & Vineberg


355 Burrard Street


Suite 1900


Vancouver, British Columbia


V6C 2G8



GT Group Telecom Inc.


20 Bay Street


7th Floor


Toronto, Ontario


M5J 2N8



Dear Sirs/Mesdames:



RE: GT GROUP TELECOM INC.


    REGISTRATION OF WARRANTS AND UNDERLYING CLASS B NON-VOTING SHARES



     We have acted as special Ontario counsel to GT Group Telecom Inc. (the "CORPORATION") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Corporation's Registration Statement on Form F-1 (the "REGISTRATION STATEMENT") pursuant to a registration rights agreement dated February 1, 2000 (the "REGISTRATION RIGHTS AGREEMENT") among the Corporation and Goldman, Sachs & Co., CIBC World Markets Corp., Credit Suisse First Boston Corporation, RBC Dominion Securities Corporation, Scotia Capital Markets (USA) Inc. and TD Securities (USA) Inc. (collectively, the "UNDERWRITERS").



     The securities of the Corporation to be qualified under the Registration Statement consist of 855,000 Warrants (the "WARRANTS") and 4,198,563 Class B Non-Voting Shares underlying such Warrants (the "CLASS B NON-VOTING SHARES", collectively with the Warrants, the "SECURITIES"), as set forth in the prospectus forming a part of the Registration Statement (the "PROSPECTUS"). The Warrants were issued and sold on February 1, 2000 by the Corporation pursuant to a purchase agreement dated January 27, 2000 (the "UNDERWRITING AGREEMENT") between the Corporation and the Underwriters. The Class B Non-Voting Shares are to be issued under a warrant agreement dated February 1, 2000 (the "WARRANT AGREEMENT") between the Corporation and The Chase Manhattan Bank.



     The Registration Rights Agreement, the Underwriting Agreement and the Warrant Agreement are referred to collectively herein as the "TRANSACTION AGREEMENTS". For the purposes of the opinions expressed in this letter, the Transaction Agreements expressed to be governed by the laws of the state of New York ("NEW YORK LAW") are referred to, collectively, as "NEW YORK LAW DOCUMENTS" and individually as a "NEW YORK LAW DOCUMENT".



DOCUMENTS REVIEWED



     1. For the purposes of the opinions expressed herein, we have examined executed copies of each of the Transaction Agreements and the Warrants.

     2. As to the various questions of fact material to the opinions expressed herein, we have relied solely, without independent verification, upon a certificate of the Senior Vice President, General Counsel and Corporate Secretary of the Corporation dated November 22, 2000 (the "OFFICER'S CERTIFICATE"), a copy of which has been delivered to you. We have assumed that the Officer's Certificate is accurate, complete and genuine.



ASSUMPTIONS AND QUALIFICATIONS



     We are solicitors qualified to practice law only in the Province of Ontario. These opinions are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, all as in effect as of the date hereof ("ONTARIO LAW"). We express no opinions concerning any laws, or matters governed by any laws, other than Ontario Law.



     The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressees or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.



     We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies.



     For purposes of our opinion numbered 1, we have assumed that the Warrants have been duly authorized by the Corporation and duly executed in accordance with such authorization, the Canada Business Corporations Act and the Transaction Agreements.



OPINIONS



     Based and relying on the foregoing, and subject to the assumptions and qualifications expressed above, we are of the opinion that:



     1. To the extent execution and delivery are governed by Ontario Law, the Warrants have been duly executed and delivered by the Corporation.



     2. A court of competent jurisdiction in Ontario or a Canadian federal court of competent jurisdiction in Ontario (collectively, an "ONTARIO COURT") would recognize the choice of New York Law as a valid choice of law governing the New York Law Documents, provided that such choice of law is:



        (a) legal under New York Law and bona fide, in the sense that it was not made with a view to avoiding the law of any other jurisdiction; and



        (b) not contrary to public policy, as that term is understood and applied under Ontario Law.



     3. In an Ontario action to enforce a New York Law Document, an Ontario Court would, subject to the preceding opinion with respect to the choice of law and limited to the extent specifically pleaded and proved as a fact by expert evidence, recognize and apply New York Law to all issues which, under conflict of laws rules in effect in the Province of Ontario, are to be determined in accordance with the proper or governing law of the New York Law Document, except that in any such action, the Ontario Court will or will likely:



        (a) apply those applicable laws which such Court characterizes as procedural;



        (b) not apply those New York Laws which the Court characterizes as procedural, revenue, expropriatory, penal or other similar laws; and



        (c) not apply those New York Laws which the Court characterizes as inconsistent with public policy, as that term is understood and applied under Ontario Law.

     An Ontario Court may reserve to itself an inherent power to decline to hear an action on a New York Law Document if (i) it considers that it would be contrary to public policy for it to do so, (ii) the Province of Ontario or such Court is not the proper forum or court to hear that action, or (iii) concurrent proceedings with respect to such New York Law Document have been commenced or are being maintained elsewhere.



     4. Ontario Law would permit an action to be brought in an Ontario Court on any final and conclusive judgement in personam against the Corporation with respect to a New York Law Document rendered by a New York court of competent jurisdiction, provided that:



        (a) such judgement was for a sum certain and was not impeachable as void or voidable under New York Law;



        (b) the New York court rendering such judgement had jurisdiction over the Corporation, as recognized by the Ontario Court;



        (c) such judgement was not obtained by fraud or in a manner contrary to natural justice, the enforcement thereof would not be inconsistent with public policy as that term is understood and applied under Ontario Law, and such judgement was not contrary to any order made under the Foreign Extraterritorial Measures Act (Canada);



        (d) the enforcement of such judgement does not constitute, directly or indirectly, the enforcement of a foreign revenue, expropriatory, penal or other similar law;



        (e) the judgement has not been satisfied and is otherwise a subsisting judgement, and no new admissible evidence relevant to the action is discovered prior to the consideration of such judgement by the Ontario Court; and



        (f) the action in Ontario complies with Ontario Law in respect of limitations of actions.



     The above opinions are rendered solely to the persons to whom they are addressed in connection with the above transaction, and may not be used, circulated, quoted from or otherwise referred to for any other purpose and may not be relied upon by any other person without our written consent, except that Shearman & Sterling may rely on the opinion to the same extent as if such opinion were addressed to it.


                                          Very truly yours,



                                          /s/ Goodman Phillips & Vineberg